                                U.S. $25,000,000



                               CREDIT AGREEMENT,

                         dated as of September 1, 1994



                                    between



                         MATERIAL SCIENCES CORPORATION

                                as the Borrower,



                                      and



                            BANK OF AMERICA ILLINOIS

                                 as the Lender.

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of September 1, 1994, between MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Borrower"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation (the "Lender"),

                              W I T N E S S E T H:

     WHEREAS, the Borrower is engaged directly and through its various Subsidiaries in the business of developing, manufacturing and marketing continuously processed, specialty coated materials and services; and

     WHEREAS, the Borrower desires to obtain a Commitment from the Lender pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $25,000,000, will be made to the Borrower from time to time prior to the Commitment Termination Date; and

     WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitment and make such Loans to the Borrower; and

     WHEREAS, the proceeds of such Loans will be used for general corporate purposes and working capital purposes of the Borrower and its Subsidiaries;

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Reference Rate" means, on any date and with respect to all Reference Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest then most recently announced by the Lender at Chicago, Illinois as its reference rate; and

          (b) the Federal Funds Rate most recently determined by the Lender plus 1/2%.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Reference Rate Loans will take effect simultaneously with each change in the Alternate Reference Rate. The Lender will give notice promptly to the Borrower of changes in the Alternate Reference Rate.

     "Applicable Margin" means the following rates per annum at such times as the Leverage Ratio is in the following amounts:

          Leverage Ratio                               Rate
          --------------                               ----

          Less than 1.0 to 1.0                         0.50%

          Greater than or equal to                     0.675%
          1.0 to 1.0 and less than
          or equal to 1.1 to 1.0

          Greater than 1.1 to 1.0                      0.75%

     The Applicable Margin shall be 0.50% on the date hereof and shall change, if necessary, effective the first Business Day of the month following receipt of the Compliance Certificate provided for under Section 7.1.1(c) hereof; provided, however, if said Compliance Certificate shall not be delivered prior to the first Business Day of each month following its due date, the Applicable Margin shall be 0.75% for the period from said first Business Day until its delivery and shall change, if necessary, effective upon such delivery.

     "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to Section 5.1.1.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lender on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago; and

          (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are carried on in the interbank eurodollar market.

     "Capital Expenditures" means, for any period, the sum of

          (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

               (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc., or

               (ii)  the Lender (or its holding company);

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

               (ii)  the Lender;

          (d) any repurchase agreement entered into with the Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lender (or other commercial banking institution) thereunder; or

          (e) mutual funds that buy and hold securities, at least 95% of which securities are investment grade rated.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange

Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means the Lender's obligation to make Loans pursuant to
Section 2.1.1.

     "Commitment Amount" means, on any date, $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Commitment Termination Date" means the earliest of

          (a) August 31, 1997 as such date may be extended pursuant to Section
2.6 hereof;

          (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitment shall terminate automatically and without any further action.

     "Commitment Termination Event" means

          (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

               (ii) in the absence of such declaration, the giving of notice by the Lender to the Borrower that the Commitment has been terminated.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Credit Facility Agreement" means that certain Amended and Restated Credit Facility Agreement, dated as of July 23, 1986, between Walbridge Coatings and Creditanstalt-Bankverein.

     "Current Ratio" means the ratio of

          (a) consolidated current assets of the Borrower and its Subsidiaries to

          (b) consolidated current liabilities of the Borrower and its Subsidiaries.

     "Debt" means the consolidated Indebtedness of the Borrower and its Subsidiaries.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means the office of the Lender designated as such below its signature hereto or such other office of the Lender within the United States as may be designated from time to time by notice from the Lender to the Borrower.

     "DTI" means Deposition Technologies, Inc., a California corporation, a wholly owned subsidiary of the Borrower.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 9.8.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and requirements (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Eurocurrency Reserve Percentage" is defined in Section 3.2.1.

     "Eurodollar Office" means the office of the Lender designated as such below its signature hereto or such other office of the Lender as designated from time to time by notice from the Lender to the Borrower, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans of the Lender hereunder.

     "Eurodollar Rate" is defined in Section 3.2.1.

     "Eurodollar Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

     "Eurodollar Rate (Reserve Adjusted)" is defined in Section 3.2.1.

     "Event of Default" is defined in Section 8.1.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on February 28 or February 29; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1994 Fiscal Year") refer to the Fiscal Year ending on the February 28 or February 29 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Guaranty" means the Guaranty of PFM and DTI executed and delivered pursuant to Section 5.1.4, substantially in the form of Exhibit D hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Hazardous Material" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e) net liabilities of such Person under all Hedging Obligations;

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement except as otherwise specified, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Liabilities" is defined in Section 9.4.

     "Indemnified Parties" is defined in Section 9.4.

     "Interest Period" means, relative to any Eurodollar Rate Loans, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to Section
2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to
Section 2.3 or 2.4; provided, however, that

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d) no Interest Period may end later than the date set forth in clause
     (a) of the definition of "Commitment Termination Date".

     "Investment" means, relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b) any Contingent Liability of such Person; and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Lender" is defined in the preamble.

     "Leverage Ratio" means the ratio of the Debt (other than Indebtedness of Pre Finish Metals (EG) Incorporated or PFM arising solely as a result of Pre Finish Metals (EG) Incorporated being a general partner of Walbridge Coatings) of the Borrower and its Subsidiaries to its Consolidated Tangible Net Worth.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" is defined in Section 2.1.1.

     "Loan Document" means this Agreement, the Note, and the Guaranty.

     "Note" means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Note and each other Loan Document.

     "Obligor" means the Borrower or any other Person (other than the Lender) obligated under any Loan Document.

     "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Participant" is defined in Section 9.11.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA

(other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PFM" means Pre Finish Metals Incorporated, an Illinois corporation, a wholly owned Subsidiary of the Borrower.

     "Plan" means any Pension Plan or Welfare Plan.

     "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Reference Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Reference Rate.

     "Release" means a "release", as such term is defined in CERCLA.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

     "Series A Notes", "Series B Notes" and "Series C Notes" shall have the meanings set forth in the Term Loan Agreement.

     "Series A Promissory Note", "Series B Promissory Note" and "Series C Promissory Note" shall have the meanings set forth in the Credit Facility Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, voluntary association, joint stock company, voting trust or similar organization of which more than 50% of the outstanding capital stock or other interests having ordinary voting power to elect a majority of the board of directors, managers, trustee or other similar functions (irrespective of whether at the time capital stock of any other class or classes or similar interests shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person and shall not include Walbridge Coatings.

     "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

     "Taxes" is defined in Section 4.6.

     "Term Loan Agreement" means that certain Term Loan Agreement, dated as of July 23, 1986, among Walbridge Coatings, Creditanstalt-Bankverein and Toledo Trust Company.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Reference Rate Loan or a Eurodollar Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Walbridge Coatings" means Walbridge Coatings, an Illinois partnership.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and the Note and in each Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles

("GAAP") applied in the preparation of the financial statements referred to in
Section 6.5.


                                   ARTICLE II

                   COMMITMENT, BORROWING PROCEDURES AND NOTE

     SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement (including Article V), the Lender agrees to make Loans pursuant to the Commitment described in this Section 2.1.

     SECTION 2.1.1 Commitment To Make Loans. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Lender will make loans of any type (the "Loans") to the Borrower equal to the aggregate amount of the Borrowing requested by the Borrower to be made on such day. The commitment of the Lender described in this Section 2.1.1 is herein referred to as its "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

     SECTION 2.1.2 Lender Not Permitted or Required To Make Loans. The Lender shall not be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans would exceed the Commitment Amount.

     SECTION 2.2 Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Lender and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000.

     SECTION 2.3 Borrowing Procedure. By delivering a Borrowing Request to the Lender on or before 10:00 a.m., Chicago time, on the date of a proposed Reference Rate Loan or at least two Business Days before a proposed Eurodollar Rate Loan, the Borrower may from time to time irrevocably request that a Borrowing be made in a minimum amount of $100,000 and an integral multiple of $100,000, or in the unused amount of the Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (Chicago time) on such Business Day, the Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.

     SECTION 2.4 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Lender on or before 10:00 a.m., Chicago time, on the date of a proposed conversion into a Reference Rate Loan or at least two Business Days prior to a conversion into or continuation of a Eurodollar Rate Loan, the Borrower may from time to time irrevocably elect that all, or any portion in an aggregate minimum amount of $100,000 and an integral multiple of $100,000, of any Loans be, in the case of Reference Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, be converted into Reference Rate Loans or continued as Eurodollar Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least prior to 10:00 a.m. two Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Reference Rate Loan); provided, however, that no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5 Funding. The Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by the Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by the Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to the Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that the Lender elected to fund all Eurodollar Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its Eurodollar Office's interbank eurodollar market.

     SECTION 2.6 Extension of Commitment Termination Date. The Borrower may request an extension of the Commitment Termination Date by giving notice to the Lender not more than 45 days and not less than 30 days prior to a date one year after the date hereof. After such a request, the Lender may in its sole discretion extend such Commitment Termination Date for one year by giving the Borrower notice within 28 days after the request. After any such extension is granted, the Borrower may request additional one year extensions on like notice annually thereafter.

     SECTION 2.7 Note. The Lender's Loans under its Commitment shall be evidenced by the Note payable to the order of the Lender in a maximum principal amount equal to the original Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Commitment Termination Date therefor. Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 and an integral multiple of $100,000; and

          (b) shall, immediately upon any acceleration of the Commitment Termination Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

     SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1 Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Reference Rate Loan, equal to the Alternate Reference Rate from time to time in effect;

          (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

     The "Eurodollar Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                                     Eurodollar Rate
     Eurodollar Rate    =  --------------------------------------
     (Reserve Adjusted)    1.00 - Eurocurrency Reserve Percentage

     The Eurodollar Rate (Reserve Adjusted) for any Interest Period for Eurodollar Rate Loans will be determined by the Lender on the basis of the Eurocurrency Reserve Percentage in effect two Business Days before the first day of such Interest Period.

     "Eurodollar Rate" means, relative to any Interest Period for Eurodollar Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Lender's Eurodollar Office in the interbank eurodollar market as at or about 10:00 a.m. Chicago time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Lender's Eurodollar Rate Loan and for a period approximately equal to such Interest Period.

     "Eurocurrency Reserve Percentage" means, relative to any Interest Period for Eurodollar Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

     SECTION 3.2.2 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Reference Rate plus a margin of 2%.

     SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Commitment Termination Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on any Eurodollar Loan;

          (c) with respect to Reference Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

          (d) with respect to Eurodollar Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the day three months after the beginning of such Interest Period); and

          (e) on that portion of any Loans the Commitment Termination Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Commitment Termination Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3 Commitment Fee. The Borrower agrees to pay to the Lender a commitment fee of 3/8 of 1% per annum on the daily average of the unused amount of the Commitment during the period commencing on the date of this Agreement and ending on the Commitment Termination Date, or, if earlier, the termination of the Credit; provided, however, that for the period commencing the date hereof, the Borrower has designated $15,000,000 of the Commitment as "Reserved Credit." The commitment fee payable on the Reserved Credit portion of the Commitment shall be only 1/4 of 1% per annum unless the Borrower shall at any time borrow any portion of the Reserved Credit. If the Borrower shall borrow any portion of the Reserved Credit during a Credit Year, the Borrower shall pay an additional 1/8 of 1% per annum commitment fee on the entire amount of the Reserved Credit for the period commencing at the beginning of such Credit Year. "Credit Year" shall mean a period of one year commencing the date hereof or on each anniversary thereof. Said additional amount shall be payable on the date of the advance of the Reserved Credit for the period from the beginning of such Credit Year to the end of the next preceding calendar month and thereafter on the Quarterly Payment Dates as provided below. The Borrower shall designate in writing the amount of the Reserved

Credit at least 30 days prior to the commencement of each Credit Year. Such commitment fee shall be payable on each Quarterly Payment Date for the monthly period ending the last day of the prior calendar month and on the Termination Date or the date the Credit terminates, for any period then ending for which such commitment fee shall not have been theretofore paid.

     SECTION 3.4 Balance Deficiency Fee. The Borrower agrees to maintain with the Lender net collected balances in non-interest-bearing accounts of at least $500,000 at all times, in addition to such balances as may be required to support other borrowings and services. In the event the Borrower shall fail to maintain such balances, it shall pay such reasonable fee in lieu thereof as the Lender and the Borrower shall agree in writing.


                                   ARTICLE IV

                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

     SECTION 4.1 Eurodollar Rate Lending Unlawful. If the Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law after the date hereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligations of the Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     The Lender agrees to give the Borrower prompt notice of the occurrence of any circumstances described in this Section 4.1.

     SECTION 4.2 Deposits Unavailable. If the Lender shall have determined that

          (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Lender in its relevant market; or

          (b) by reason of circumstances affecting the Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans, then, upon notice from the Lender to the Borrower, which the Lender agrees to give promptly, the obligations of the Lender under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

     SECTION 4.3 Increased Eurodollar Rate Loan Costs, etc. The Borrower agrees to reimburse the Lender for any increase in the cost to the Lender of, or any reduction in the amount of any sum receivable by the Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans. The Lender shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4 Funding Losses. In the event the Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate
Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor; or

          (c) any Loans not being continued as, or converted into, Eurodollar Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of the Lender to the Borrower, which the Lender agrees to give promptly, the Borrower shall, within five days of its receipt thereof, pay to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority after the date hereof affects or would affect the amount of capital required or expected to be maintained by the Lender or any Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by the Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrower, which notice the Lender agrees to give promptly, the Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

          (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender (net of any credit or other benefit to the Lender from withholding) will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses net of any credit or other benefit to the Lender from such withholding) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

     SECTION 4.7 Payments, Computations, etc. All payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document shall be made by the Borrower to the Lender, without setoff, deduction or counterclaim, not later than 11:00 a.m., Chicago time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8 Setoff. The Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Lender. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies

(including other rights of setoff under applicable law or otherwise) which the Lender may have.

     SECTION 4.9 Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

                                   ARTICLE V

                            CONDITIONS TO BORROWING

     SECTION 5.1 Initial Borrowing. The obligation of the Lender to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1 Resolutions, etc. The Lender shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other Loan Document to be executed by it; and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Note and each other Loan Document executed by it,

upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 5.1.2 Delivery of Note. The Lender shall have received the Note duly executed and delivered by the Borrower.

     SECTION 5.1.3 Termination of Existing Credit Agreement. The Credit Agreement dated as of February 25, 1987, as amended, between PFM, the Borrower and the Lender shall be terminated (except for such sections thereof as are stated to survive termination) and all indebtedness thereunder shall be paid contemporaneously with the initial Borrowing.

     SECTION 5.1.4 Guaranties. The Lender shall have received the Guaranty, dated the date hereof, duly executed by PFM and DTI.

     SECTION 5.1.5 Opinion of Counsel. The Lender shall have received an opinion, dated the date of the initial Borrowing and addressed to the Lender, from Kirkland & Ellis, counsel to the Obligors, substantially in the form of Exhibit E hereto.

     SECTION 5.2 All Borrowings. The obligation of the Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Lender pursuant to
     Section 6.7

               (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which is reasonably likely to materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or profitability or which purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which is reasonably likely to materially adversely affect the consolidated businesses, operations, assets, revenues, properties or profitability of the Borrower and its Subsidiaries; and

          (c) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in violation of any law or governmental regulation or court order or decree which violation is reasonably likely to materially adversely affect the consolidated business, operations, assets, revenues, properties, or profitability of the Borrower and its Subsidiaries.

     SECTION 5.2.2 Borrowing Request. The Lender shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

     SECTION 5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Lender as set forth in this Article VI.

     SECTION 6.1 Organization, etc. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and except where the failure to be so qualified would not have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except for those licenses, permits and approvals the failure of which to obtain is not reasonably likely to have a material adverse effect on the consolidated businesses, operations, assets, revenues, properties or profitability of the Borrower and its Subsidiaries.

     SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and the Note and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene the Borrower's or any such Obligor's Organic Documents;

          (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties.

     SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Note or any other Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4 Validity, etc. This Agreement constitutes, and the Note will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general applicability; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general applicability.

     SECTION 6.5 Financial Information. The audited consolidated financial statement of the Borrower and its Subsidiaries as at February 28, 1994, and the unaudited consolidated financial statements of the Borrower and its Subsidiaries as at May 31, 1994, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     SECTION 6.6 No Material Adverse Change. Since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or profitability of the Borrower and its Subsidiaries taken as a whole.

     SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues, which is reasonably likely to materially adversely affect the consolidated financial condition, operations, assets, business, properties or profitability of the Borrower and its Subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION 6.8 Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

          (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule;

          (b) which are permitted to have been acquired in accordance with
     Section 7.2.5 or 7.2.8; or

          (c) which are wholly owned by the Borrower and which shall have delivered to the Lender a guaranty in form reasonably satisfactory to the Lender together with such related documents, including such resolutions and opinions of counsel as the Lender may reasonably request.

     SECTION 6.9 Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

     SECTION 6.10 Taxes. The Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan

(other than any Pension Plan which has been fully funded and with respect to which termination, neither the Borrower nor any of its Subsidiaries shall have any continuing liability), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might reasonably result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the best of the knowledge of the Borrower, threatened

               (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries from governmental authorities with respect to any alleged violation of any Environmental Law if said alleged violation could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations, assets, business properties or profitability of the Borrower and its Subsidiaries, and,

               (ii) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries from any Person other than a governmental authority with respect to any alleged violation of any Environmental Law, if said alleged violation could reasonably be expected to have a material adverse effect on the consolidated financial condition, operation, assets, business, properties or profitability of the Borrower and its Subsidiaries.

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, assets, business, properties or profitability of the Borrower and its Subsidiaries;

          (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or material for their businesses;

          (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the best of the knowledge of the Borrower, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) to the best of the Borrower's knowledge, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, assets, business, properties or profitability of the Borrower and its Subsidiaries;

          (g) to the best of the knowledge of the Borrower, neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or cleanup or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) to the best of the knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, assets, business, properties or profitability of the Borrower and its Subsidiaries; and

          (i) to the best of the knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would be reasonably expected to have a material adverse effect on the consolidated financial condition, operations, assets, business, properties or profitability of the Borrower and its Subsidiaries.

     SECTION 6.13 Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Lender as specifically required in this Agreement is, and all other such factual information hereafter so furnished by the Borrower to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading considered as a whole.


                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.1 Affirmative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.1.

     SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower or his designee;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Lender by Arthur Andersen or other independent public accountants reasonably acceptable to the Lender, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in
     Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

          (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter (or 90 days after the end of the last Fiscal Quarter of any Fiscal Year), a certificate, executed by the chief financial Authorized Officer of the Borrower or his designee, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Lender) compliance with the financial covenants set forth in Section 7.2.4. and calculating the Applicable Margin;

          (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower or his designee setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within three days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Section
     6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

          (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends generally to its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) within 30 days after receipt thereof by the Borrower, a copy of the management letter delivered to the Borrower in connection with its annual audit by the certified public accountants carrying out such audit; and

          (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

     SECTION 7.1.2 Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

          (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation as necessary in the conduct of its business; and

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 7.1.4 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Lender, furnish to the Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

     SECTION 7.1.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

     SECTION 7.1.6 Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries alleging actual or material noncompliance with Environmental Laws, and shall use its best efforts to promptly resolve any actions and proceedings relating to material noncompliance with Environmental Laws; and

          (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this
     Section 7.1.6.

     SECTION 7.2 Negative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.2.

     SECTION 7.2.1 Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

     SECTION 7.2.2 Indebtedness. The Borrower will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

          (a) Indebtedness in respect of the Loans and other Obligations;

          (b) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(b) ("Ongoing Indebtedness") of the Disclosure Schedule;

          (c) Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding which is incurred by any Subsidiaries to a vendor of any assets or other financing party or source to finance the acquisition of such assets;

          (d) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (e) Indebtedness of any Subsidiary at the time it becomes a Subsidiary or of a Subsidiary created for the purpose of a merger arising as a result of the merger;

          (f) Indebtedness of the Borrower's Subsidiaries owing to the Borrower or other Subsidiaries of the Borrower;

          (g) Indebtedness of PFM or Pre Finish Metals (EG) Incorporated arising solely as a result of Pre Finish Metals (EG) Incorporated being a general partner of Walbridge Coatings;

          (h) other Indebtedness of the Subsidiaries in an aggregate amount not to exceed $10,000,000; and

          (i) refinancing of Indebtedness permitted under clauses (b) and (e) above so long as the Indebtedness shall not be increased and the terms thereof shall be not less favorable to the Borrower and its Subsidiaries;

provided, however, that no Indebtedness otherwise permitted by clauses (c), (d),
(e), (f), (h) or (i) shall be incurred if, after giving effect to the incurrence thereof, any Default under another Section of this Agreement shall have occurred and be continuing.

     SECTION 7.2.3 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) or (e) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

          (b) Liens existing as of the Effective Date which are identified in
     Item 7.2.2(b) ("Liens") of the Disclosure Statement;

          (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords and other similar liens incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (f) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (g) Liens created by or pursuant to this Agreement;

          (h) leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement or from precautionary UCC financing statements with respect to the Borrower or any of its Subsidiaries as lessee, bailee or in a similar capacity;

          (j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

          (k) Liens created pursuant to Capital Leases permitted by this Agreement;

          (l) with respect to real property (A) those liens, encumbrances and other matters affecting title to any mortgaged property listed in the title insurance policies in respect thereof but not securing any obligation for borrowed money, (B) easements, encroachments, covenants, rights of way, restrictions, minor defects, irregularities and encumbrances on title and other similar charges and encumbrances that do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, (C) municipal and zoning ordinances that are not violated by the existing improvements and the present and proposed uses by the Borrower and its Subsidiaries and (D) general real estate taxes and assessments not yet delinquent; and

          (m) Liens arising pursuant to purchase money interests or mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the date hereof, provided that (i) any such Lien attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the related assets and (iii) the Indebtedness secured by any such Lien is permitted under Section 7.2.2.

     SECTION 7.2.4  Financial Condition.  The Borrower will not permit:

          (a) Its Tangible Net Worth to be less than $80,000,000 plus 90% of the net cash proceeds received by the Borrower from the sale of any of its capital stock on or after May 31, 1994 plus 60% of the consolidated net income (if positive) of the Borrower and its Subsidiaries for each Fiscal Quarter commencing after May 31, 1994;

          (b) Its Leverage Ratio to be greater than 1.5 to 1.0;

          (c) The ratio ("Interest Coverage Ratio") for any Fiscal Quarter of its consolidated earnings before interest and taxes to consolidated interest expense to be less than 2.0 to 1.0;

          (d) Its Current Ratio to be less than 1.2 to 1.0.

     SECTION 7.2.5 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

          (b) Cash Equivalent Investments;

          (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

          (d) Capital Expenditures;

          (e) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in the Borrower or any of the other Subsidiaries, by way of contributions to capital or loans, advances or guarantees provided that any such Subsidary shall have delivered a guaranty in form reasonably satisfactory to the Lender and such related documents as the Lender may reasonably request;

          (f) Investments by any Subsidiary outstanding at the time it becomes a Subsidiary insofar as no Default shall occur as a result; and

          (g) loans or capital contributions to Walbridge Coatings in an aggregate amount not to exceed $4,000,000 in any Fiscal Year;

          (h) guaranties by Pre Finish Metals (EG) arising solely as a result of its being a general partner of Walbridge Coatings; and

          (i) short term loans to officers and employees of the Borrower and its Subsidiaries not to exceed $500,000 in the aggregate at any time outstanding;

provided, however, that

          (j) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (k) no Investment otherwise permitted by clause (e) or (f) shall be made if, immediately before or after giving effect thereto, any Default under another Section of this Agreement shall have occurred and be continuing.

     SECTION 7.2.6 Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $10,000,000 for any Fiscal Year, other than leasing obligations of any Subsidiary at the time the Subsidiary becomes a Subsidiary insofar as no Default shall occur as a result; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

     SECTION 7.2.7 Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services (involving in the aggregate expenditures of more than $1,000,000 per year at any time] if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 7.2.8 Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) unless after giving effect thereto no Default shall have occurred and be continuing, except for liquidation of an immaterial Subsidiary or the merger of a wholly owned Subsidiary into Borrower or another wholly owned Subsidiary or the creation of a wholly owned Subsidiary provided that in the event of the creation of a Subsidiary, such Subsidiary shall deliver a guaranty in form reasonably satisfactory to the Lender and such related documents, including such resolutions and opinions of counsel as the Lender may reasonably request.

     SECTION 7.2.9 Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person (other than the Borrower or any of its Subsidiaries) unless

          (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.8; or

          (b) after giving effect thereto no Default shall have occurred and be continuing.

     SECTION 7.2.10 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 7.2.11 Negative Pledges, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document and any agreement governing any Indebtedness permitted by clause (c) or (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document (other than any such prohibition in any documentation related to a Subsidiary hereafter becoming a Subsidiary of the Borrower, existing at the time of its becoming Subsidiary not created in contemplation of its becoming a Subsidiary and attaching only to assets of such Subsidiary); or

          (b) the ability or any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default (which default shall continue for five days) in the payment or prepayment when due of any principal of or interest on any Loan, or in the payment when due of any commitment fee or of any other Obligation.

     SECTION 8.1.2 Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by the Borrower or any other Obligor to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1 or 7.2.

     SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Lender.

     SECTION 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity, including without limitation the occurrence of any "Designated Event" as defined in Section 6.02 of the Credit Facility Agreement and Section 6.02 of the Term Loan Agreement, which relates to the Borrower, PFM or to Pre Finish Metals (EG) Incorporated; provided, however, that (i) no such default in the payment when due of the Series A Promissory Note, the Series B Promissory Note, the Series A Notes or the Series B Notes and (ii) no such default in the performance or observance of any obligation or condition with respect to the Series A Promissory Note, the Series B Promissory Note, the Series A Notes or the Series B Notes, shall constitute an Event of Default or a Default under this Agreement unless such default shall also constitute an event of default (beyond any applicable grace period) with respect to the Series C Promissory Note or the Series C Notes.

     SECTION 8.1.6 Judgments. Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and it remains unpaid and unstayed; or

          (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 8.1.8  Control of the Borrower.  Any Change in Control shall occur.

     SECTION 8.1.9 Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender or the holder of the Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of the Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 9.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

     SECTION 9.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Lender

(including the reasonable fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Note or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 9.4 Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Lender is party thereto;

          (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

          (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising by reason of any Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 9.5 Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 9.3 and 9.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 9.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 9.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

     SECTION 9.9 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender; and provided, further, that the Borrower shall not be responsible for any higher cost to an assignee under Sections 4.3, 4.5 and 4.6 than it would have been responsible to the Lender if no such assignment had been made.

     SECTION 9.11 Other Transactions. Nothing contained herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 9.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF

VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 9.13 Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MATERIAL SCIENCES CORPORATION


                                       By /s/ William H. Vrba
                                         --------------------
                                       Title: Sr. Vice President

                                       Address:  _______________________
                                                 _______________________

                                       Facsimile No.:  _________________

                                       Telex No.:  _____________________

                                            (Answerback _______________)

                                       Attention:  ______________________
                                                   ______________________

                                       BANK OF AMERICA ILLINOIS


                                       By /s/ Richard A. Beutel
                                          ---------------------
                                         Title: Sr. Vice President

                                       Address:  _________________________
                                                 _________________________

                                       Facsimile No.:  ___________________

                                       Telex No.:  _______________________

                                                   (Answerback __________)

                                       Attention:  _______________________
                                                   _______________________

                                       Domestic
                                       Office:   _________________________
                                                 _________________________

                                       Facsimile No.:  ___________________

                                       Telex No.:  _______________________

                                                    (Answerback _________)

                                       Attention:  _______________________
                                                   _______________________

                                       Eurodollar
                                       Office:   _________________________
                                                 _________________________

                                       Facsimile No.:  ___________________

                                       Telex No.:  _______________________

                                                    (Answerback _________)

                                       Attention:  _______________________
                                                   _______________________

                                                                      SCHEDULE I

                              DISCLOSURE SCHEDULE
                              -------------------


ITEM 6.7       Litigation.
               ----------

     Description of Proceeding          Action or Claim Sought
     -------------------------          ----------------------



ITEM 6.8       Existing Subsidiaries.
               ---------------------

                 State of               Ownership           Business
Name           Incorporation                %               Description
- - ----           -------------            ---------           -----------



ITEM 6.11      Employee Benefit Plans.
               ----------------------


ITEM 6.12      Environmental Matters.
               ---------------------


ITEM 7.2.2(b)  Ongoing Indebtedness.
               --------------------

     Creditor          Lien             Outstanding Principal Amount
     --------          ----             ----------------------------


ITEM 7.2.5(a)  Ongoing Investments.
               -------------------

                                                                       EXHIBIT A

                                      NOTE


$25,000,000                             September 1, 1994


     FOR VALUE RECEIVED, the undersigned, MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of BANK OF AMERICA ILLINOIS (the "Lender") on the Commitment Termination Date (as defined in the Credit Agreement hereinafter referred to) the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or, if less, the aggregate unpaid principal amount of all Loans properly shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of September 1, 1994 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and the Lender.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

     This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                         MATERIAL SCIENCES CORPORATION


                         By_______________________________
                         Title:

                         LOANS AND PRINCIPAL PAYMENTS

- - ---------------------------------------------------------------------------------------------

                                                Amount of            Unpaid
             Amount of                          Principal           Principal
             Loan Made                           Repaid              Balance
         -----------------                  ----------------     ------------------
         Refer-     Euro-     Interest      Refer-    Euro-      Refer-      Euro-
         rence      dollar    Period (if    ence      dollar     ence        dollar           Notation
Date     Rate       Rate      applicable)   Rate      Rate       Rate        Rate     Total   Made By
- - ----     ------     ------    ----------    ------    ------     ------      ------   -----   --------

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                                                       EXHIBIT B


                               BORROWING REQUEST

Bank of America Illinois
231 S. LaSalle Street
Chicago, Illinois  60697
Attention:

                         MATERIAL SCIENCES CORPORATION
                         -----------------------------

Gentlemen and Ladies:

  This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of September 1, 1994 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between Material Sciences Corporation, a Delaware corporation (the "Borrower"), and you. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

  The Borrower hereby requests that a Loan be made in the aggregate principal amount of $_____________ on ________________, 19__ as a [Eurodollar Rate Loan
having an Interest Period of ___________ months] [Reference Rate Loan].

  The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

  The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Borrowing requested hereby you shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

  The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this _____ day of ________________, 19____.

                            MATERIAL SCIENCES CORPORATION



                            By ___________________________
                            Title:

                                                                       EXHIBIT C

                         CONTINUATION/CONVERSION NOTICE


Bank of America Illinois
231 S. LaSalle Street
Chicago, Illinois  60697

Attention:


                         MATERIAL SCIENCES CORPORATION
                         -----------------------------


Gentlemen and Ladies:

    This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Credit Agreement, dated as of September 1, 1994 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between Material Sciences Corporation, a Delaware corporation (the "Borrower"), and you. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

    The Borrower hereby requests that on __________________, 19____,

         (1) $___________ of the presently outstanding principal amount of the Loans originally made on ________________, 19__ [and $_________ of the presently outstanding principal amount of the Loans originally made on _________________, 19_____],

         (2) and all presently being maintained as *[Reference Rate Loans] [Eurodollar Rate Loans],

         (3) be [converted into] [continued as],

         (4) **[Eurodollar Rate Loans having an Interest Period of _________ months] [Reference Rate Loans].

*  Select appropriate interest rate option.
**  Insert appropriate interest rate option.

 The Borrower hereby:

         (a) certifies and warrants that no Default has occurred and is continuing; and

         (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby you shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

    The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ________ day of ________________, 19____.


                             MATERIAL SCIENCES CORPORATION



                             By _____________________________
                                Title:

                                   EXHIBIT D

                                    GUARANTY
                                    --------


     THIS GUARANTY (this "Guaranty"), dated as of September 1, 1994, made by PRE FINISH METALS INCORPORATED, an Illinois corporation (the "Guarantor"), in favor of Bank of America Illinois, an Illinois banking corporation (the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to a Credit Agreement, dated as of September 1, 1994 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between Material Sciences Corporation, a Delaware corporation (the "Borrower") and the Lender, the Lender has extended a Commitment to make Loans to the Borrower; and

     WHEREAS, as a condition precedent to the making of the initial Loans under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

     WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lender pursuant to the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make the Loans (including the initial Loan) to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of the Lender, as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Borrower" is defined in the first recital.

     "Credit Agreement" is defined in the first recital.

     "Guaranteed Obligations" is defined in Section 2.1.

     "Guarantor" is defined in the preamble.

     "Guaranty" is defined in the preamble.

     "Lender" is defined in the preamble.


     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                   ARTICLE II

                              GUARANTY PROVISIONS

     SECTION 2.1 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably (all of the following guaranteed and indemnified obligations being collectively called the "Guaranteed Obligations")

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Note and each other Loan Document, whether for principal, interest, fees, expenses or otherwise, and all other obligations of the Borrower to the Lender with respect to any overdrafts of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S)362(a), and the operation of sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
     (S)502(b) and (S)506(b)), and

          (b) in addition to the foregoing, but without duplication, indemnifies and holds harmless the Lender and each holder of the Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender or such holder, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Lender or any holder of the Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and the Commitment shall have terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender or any holder of the Note with respect thereto. To the extent permitted by applicable law, the liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, or enforceability of the Credit Agreement, the Note or any other Loan Document;

          (b) the failure of the Lender or any holder of the Note

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement, the Note, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral, if any, securing, any Guaranteed Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

          (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, the Note or any other Loan Document;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, if any, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender or any holder of the Note securing any of the Guaranteed Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

     SECTION 2.3 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Lender or any holder of the Note, upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, as though such payment had not been made.

     SECTION 2.4 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender or any holder of the Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, to the extent applicable, or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations.


     SECTION 2.5 Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash in full and the Commitment and any other commitments by the Lender to the Borrower have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

     SECTION 2.6 Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

          (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by the Lender, each holder of the Note and each of their respective successors, transferees and assigns.

Without limiting the generality of the foregoing clause (b), the Lender may assign or otherwise transfer (in whole or in part) the Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Guaranty) or otherwise.


                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 3.2 Binding on Successors, Transferees and Assigns; Assignment of Guaranty. In addition to, and not in limitation of, Section 2.6, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and each holder of the Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.6); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender and each holder of the Note.

     SECTION 3.3 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 3.4 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Lender at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

     SECTION 3.5 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 3.6 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

     SECTION 3.7 Setoff. In addition to, and not in limitation of, any rights of the Lender or any holder of the Note under applicable law, the Lender and each such holder shall, upon the occurrence of any Event of Default have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to the Lender and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with the Lender or such holder and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Lender, such holder or any agent or bailee for the Lender or such holder.

     SECTION 3.8 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 3.9 Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF ILLINOIS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 3.10     Forum Selection And Consent To Jurisdiction.
ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

     SECTION 3.11 Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT AGREEMENT.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                           PRE FINISH METALS INCORPORATED


                           By _________________________________
                              Title:

                           Address: ___________________________
                                    ___________________________

                           Attention: _________________________
                           Telex:     _________________________
                           Telecopy:  _________________________

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